Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2009, except Notes 1c(iii) and 18b and c to which the date is March 17, 2009, relating to the financial statements of Changyou.com Limited (the “Company”), which appears in the Company’s Registration Statement on Form F-1 (File No. 333-158061) originally filed with the Securities and Exchange Commission on March 17, 2009.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, People’s Republic of China
September 4, 2009